Exhibit 10.2

SECOND AMENDMENT TO PROMISSORY NOTE

This Second Amendment to Promissory Note is entered into as of this 30th day of December, 2024 (“Effective Date”) by and between Borealis Foods Inc., an Ontario corporation with a principal place of business at 1540 Cornwall Rd., Suite 104, Oakville Ontario, L6J 7W5 (the “Maker”) and Roya Foods, Inc. a entity incorporated under the laws of the State of Delaware, and registered to carry on business in the State of South Carolina at 4160 Columbia Highway, Saluda, SC 29138 (the “Holder”).

WHEREAS, the Maker executed a promissory note for the benefit of the Holder dated April 17, 2023, and amended on December 29, 2023, in the amount of US$500,000.00 (the “Promissory Note”);

WHEREAS, the Promissory Note is due to mature on December 31, 2024 (the “Maturity Date”);

WHEREAS, the Maker and the Holder have agreed to extend the Maturity Date;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.	That the definition of “Maturity Date” as set forth in the Promissory Note be changed to December 31, 2025:

B.	That all other the terms of the Promissory Note continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed by their authorized agents effective as of the date first above written.

MAKER: BOREALIS FOODS INC.

/s/ Reza Soltanzadeh
By:	Reza Soltanzadeh
Its:	President & CEO
Date:	December 30, 2024

HOLDER: ROYA FOODS, INC.

/s/ Siamack Ilkhanizadeh
By:	Siamack Ilkhanizadeh
Its:	President
Date:	December 30, 2024